UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32410 (Commission File Number)	98-0420726 (IRS Employer Identification No.)

1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of principal executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

Not Applicable
 (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 15, 2010, Celanese Corporation (the “Company”) issued a press release announcing that its wholly-owned subsidiary, Celanese US Holdings LLC (the “Issuer”), had placed an offering of approximately $600 million in aggregate principal amount of senior unsecured notes due 2018 (the “Notes”) in a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended.

A copy of the press release announcing the placement and pricing of the offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01                    Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release dated September 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celanese Corporation

By:	/s/Alexander M Ludlow
Name: Alexander M Ludlow
Title: Senior Counsel and Assistant Corporate Secretary

Date: September 15, 2010

Exhibit Index

Exhibit	Description
99.1	Press Release dated September 15, 2010